IAI INTERNATIONAL FUND
                  (a series of IAI Investment Funds III, Inc.)

                  PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                                September 8, 2000

      This proxy is being solicited on behalf of the Board of Directors of IAI Investment Funds III, Inc. ("Company") and relates to the proposal with respect to the Company, on behalf of IAI International Fund, a series of the Company ("Fund"). The undersigned appoints as proxies Keith Wirtz, Steven Lentz, Jill Stevenson and Kelly McNulty, and each of them (with power of substitution), to vote all the undersigned's shares in the Fund at the Special Meeting of Shareholders to be held at 1:00 p.m., Central Time at 601 Second Avenue South, Suite 3600, Minneapolis, Minnesota 55402, and any adjournment thereof
("Meeting"), with all the power the undersigned would have if personally present.

      The shares represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote "FOR" the proposal specified below. This proxy also grants discretionary power to vote upon such other business as may properly come before the Meeting.

Your vote is important no matter how many shares you own. If you are not voting by phone or Internet, please sign and date this proxy below and return it promptly in the enclosed envelope.

To vote by touch-tone phone, please call [1-800-xxx-xxx] toll free. To vote by Internet, visit our website at WWW.PROXYVOTE.COM.

           TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                  [X]   KEEP THIS PORTION FOR YOUR RECORDS

                       DETACH AND RETURN THIS PORTION ONLY
              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

                             IAI INTERNATIONAL FUND
                  (a series of IAI Investment Funds III, Inc.)

Vote On Proposal                                       FOR   AGAINST   ABSTAIN

    To approve a proposed  Agreement and Plan          / /      / /       / /
    of    Reorganization    and   Termination
    ("Plan")  between  IAI  Investment  Funds
    III,  Inc.  ("IAI III),  on behalf of IAI
    International   Fund  ("IAI   Fund")  and
    Federated  International  Series Inc., on
    behalf of Federated  International Equity
    Fund,   a  mutual   fund   managed  by  a
    subsidiary of Federated  Investors,  Inc.
    ("Federated Fund"), whereby the Federated
    Fund would  acquire  all of the assets of
    the IAI Fund in  exchange  solely for the
    Federated    Fund's    shares,    to   be
    distributed pro rata by the IAI Fund to the holders of its shares, in complete liquidation of the IAI Fund.

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. IF YOU ARE NOT VOTING BY PHONE OR INTERNET, PLEASE SIGN AND DATE THIS PROXY BELOW AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

TO VOTE BY TOUCH-TONE PHONE, PLEASE CALL 1-[800-XXX-XXX] TOLL FREE. TO VOTE BY INTERNET, VISIT OUR WEBSITE AT WWW.PROXYVOTE.COM.

Please sign exactly as name appears hereon. If shares are held in the name of joint owners, at least one owner must sign. Attorneys-in-fact, executors, administrators, etc. should so indicate. If shareholder is a corporation or partnership, please sign in full corporate or partnership name by authorized person.

_________________________________________________ ______________________________
Signature (owner, trustee, custodian, etc.)       Date


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